UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2020

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2020, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) entered into the Seventh Amendment to the Sixth Amended and Restated Credit Agreement (the “Seventh Amendment”), dated as of December 15, 2020, among the Company, Comerica Bank and the other banks signatory thereto (collectively, the “Banks”) and Comerica Bank as administrative agent for the Banks. The Seventh Amendment extended the maturity of our revolving secured line of credit facility with a commercial bank syndicate from June 22, 2022 to June 22, 2023. The amount of the facility will remain at $340.0 million until June 22, 2022, when the amount of the facility will decrease to $305.0 million. There were no other material changes to the terms of the facility.

As of December 15, 2020, we had $65.3 million outstanding under the revolving secured line of credit facility. The terms and conditions of this transaction are set forth in the agreement attached hereto as Exhibits 4.128 to this Form 8-K and incorporated herein by reference.

Additionally, on December 16, 2020, we entered into the Fifth Amendment to the Loan and Security Agreement (“Warehouse Amendment”), dated as of December 16, 2020, among the Company, CAC Warehouse Funding LLC V and Fifth Third Bank, National Association. The Warehouse Amendment increases the amount of the Warehouse Facility V, one of our revolving secured warehouse facilities, from $100.0 million to $125.0 million and extends the date on which the facility will cease to revolve from August 17, 2021 to December 18, 2023. The maturity of the facility was also extended from August 17, 2023 to December 16, 2025. The interest rate on borrowings under the facility has been increased from LIBOR plus 190 basis points to LIBOR plus 225 basis points. There were no other material changes to the terms of the facility.

As of December 16, 2020, we did not have a balance outstanding under the revolving secured warehouse facility. The terms and conditions of this transaction are set forth in the agreement attached hereto as Exhibits 4.129 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On December 16, 2020, we issued a press release regarding these transactions. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.128
Seventh Amendment to Sixth Amended and Restated Credit Agreement dated as of December 15, 2020 among the Company, Comerica Bank and the other banks signatory thereto and Comerica Bank, as administrative agent for the banks.

4.129	Fifth Amendment to Loan and Security Agreement, dated as of December 16, 2020 among the Company, CAC Warehouse Funding LLC V, and Fifth Third Bank, National Association.
99.1	Press Release dated December 16, 2020.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: December 18, 2020	By:	/s/ Douglas W. Busk
Douglas W. Busk
Chief Treasury Officer